LEASE OF A CONDOMINIUM UNIT

The Landlord and Tenant agree to lease the Unit and Landlord's interest in the Common Elements located in the Condominium at: 26 Washington Sq North (Premises)

LANDLORD: 26 WSN, LLC
26 Washington Sq. North
New Yorf

Address for Notices

TENANT: The Maven, Inc
1500 Fourth Avenue, Suite 200
Seattle, WA 98101

Unit (and terrace, if any)
Garage space (if any) N/A
Bank

Lease date October 2, 2019	Term 1 (one) year	Yearly Rent	$ 120,000
Broker* Torsten Krines Sotheby's International Realty	beginning October 3, 2019	Monthly Rent	$ 10,000
	ending October 2, 2020	Security	$ 10,000
	Tenant's Insurance $	Garage Fee	$ N/A

Declarant of Condominium: 26 WSN, LLC (Declarant)
Name of Condominium: (Declaration)

1. Lease is subject and subordinate

This Lease is subject and subordinate to (A) the By-Laws, Rules and Regulations and Provisions of the Declaration Establishing a Plan for Condominium Ownership of the Premises and (B) Powers of Attorney granted to the Board of Managers, leases, agreements, mortgages, renewals, modifications, consolidations, replacements and extensions to which the Declaration or the Unit are presently or may in the future be subject. Tenant shall not perform any act, or fail to perform an act, if the performance or failure to perform would be a violation of or default in the Declaration or a document referred to in (B). Tenant shall not exercise any right or privilege under this Lease, the performance of which would be a default in or violation of the Declaration or a document referred to in subdivision (B). Tenant must promptly execute any certificate(s) that Landlord requests to show that this Lease is so subject and subordinate. Tenant authorizes Landlord to sign these certificate(s) for Tenant. Tenant acknowledges that Tenant has had the opportunity to read the Declaration of Condominium Ownership for the Condominium, including the By-Laws. Tenant agrees to observe and be bound by all the terms contained in it which apply to the occupant or user of the Unit or a user of Condominium common areas and facilities. Tenant agrees to observe all of the Rules and Regulations of the Association and Board of Managers.

2. Lender Changes

Landlord may borrow money from a lender who may request an agreement for changes in this Lease. Tenant shall sign the agreement if it does not change the rent or the Term, and does not alter the Unit.

3. Use

The Unit must be used only as a private residence and for no other reason. Only a party signing this Lease and the spouse and children of that party may use the Unit.

4. Rent, added rent

A. The rent payment for each month must be made on the first day of that month at Landlord's address. Landlord need not give notice to pay the rent. Rent must be paid in full and no amount subtracted from it. The first month's rent is to be paid when Tenant signs this Lease. Tenant may be required to pay other charges to Landlord under the terms of this Lease. They are called "added rent". This added rent is payable as rent, together with the next monthly rent due. If Tenant fails to pay the added rent on time, Landlord shall have the same rights against Tenant as if Tenant failed to pay rent. Payment of rent in installments is for Tenant's convenience only. If Tenant defaults, Landlord may give notice to Tenant that Tenant may no longer pay rent in installments. The entire rent for the remaining part of the Term will then be due and payable.

B. This Lease and the obligation of Tenant to pay rent and perform all of the agreements on the part of Tenant to be performed shall not be affected, impaired or excused, nor shall there be any apportionment or abatement of rent for any reason including, but not limited to, damage to the Unit or inability to use the Common Elements.

5. Failure to give possession:

Landlord shall not be liable for failure to give Tenant possession of the Unit on the beginning date of the Term. Rent shall be payable as of the beginning of the Term unless Landlord is unable to give possession. Rent shall then be payable as of the date possession is available. Landlord will notify Tenant as to the date possession is available. The ending date of the Term will not change.

6. Security

Tenant has given security to Landlord in the amount stated above. The security has been deposited in the Bank named above and delivery of this Lease is notice of the deposit. If the Bank is not named, Landlord will notify Tenant of the Bank's name and address in which the security is deposited.

If Tenant does not pay rent on time, Landlord may use the security to pay for rent past due. If Tenant fails to perform any other term in this Lease, Landlord may use the security for payment of money Landlord may spend, or damages Landlord suffers because of Tenant's failure. If the Landlord uses the security Tenant shall, upon notice from Landlord, send to Landlord an amount equal to the sum used by Landlord. At all times Landlord is to have the amount of security stated above.

If Tenant fully performs all terms of this Lease, pays rent on time and leaves the Unit in good condition on the last day of the Term, then Landlord will return the security being held.

If Landlord sells or leases the Unit, Landlord may give the security to the buyer or lessee. In that event Tenant will look only to the buyer or lessee for the return of the security. The security is for Landlord's use as stated in this Section. Landlord may put the security in any place permitted by law. If the law states the security must bear interest, unless the security is used by Landlord as stated Landlord will give Tenant the interest less the sum Landlord is allowed to keep for expenses. If the law does not require security to bear interest, Tenant will not be entitled to it. Landlord need not give Tenant interest on the security if Tenant is not fully performing any term in this Lease.

7. Alterations

Tenant must obtain Landlord's prior written consent to install any panelling, flooring, "built in" decorations, partitions, railings or make alterations or to paint or wallpaper the Unit. Tenant must not change the plumbing, ventilating, air conditioning, electric or heating systems. If consent is given the alterations and installations shall become the property of Landlord when completed and paid for. They shall remain with and as part of the Unit at the end of the Term. Landlord has the right to demand that Tenant remove the alterations and installations before the end of the Term. The demand shall be by notice, given at least 15 days before the end of the Term. Tenant shall comply with the demand at Tenant's own cost. Landlord is not required to do or pay for any work unless stated in this Lease.

If a Mechanic's Lien is filed on the Unit or building for Tenant's failure to pay for alterations or installations in the Unit, Tenant must immediately pay or bond the amount stated in the Lien. Landlord may pay or bond the Lien immediately, if Tenant fails to do so within 20 days after Tenant is given notice about the Lien. Landlord's costs shall be added rent.

8. Repairs

Tenant must take good care of the Unit and all equipment and fixtures in it. Tenant must, at Tenant's cost make all repairs and replacements whenever the need results from Tenant's act or neglect. If Tenant fials to make a needed repair or replacement, Landlord may do it. Landlord's expense will be added rent. Subject to Tenant's obligations under this Lease, Landlord will require the Association (to the extent that the Association is obligated under the terms of the Declaration or other agreement) to maintain the Unit, or repair any damage to it, except where caused in whole or in part by the act, failure to act, or negligence of Tenant, or Tenant's licensees, invitees, guests, contractors or agents. Tenant must give Landlord prompt notice of required repairs or replacements.

9. Fire, accident, defects, damage

Tenant must give Landlord prompt notice of fire, accident, damage or dangerous or defective condition. If the Unit can not be used because of fire or other casualty, Tenant is not required to pay rent for the time the Unit is unusable. If part of the Unit can not be used, Tenant must pay rent for the usable part. Landlord shall have the right to decide which part of the Unit is usable. Landlord need only arrange for the damaged structural parts of the Unit to be repaired. Landlord is not required to arrange for the repair or replacement of any equipment, fixtures, furnishings or decorations. Landlord is not responsible for delays due to settling insurance claims, obtaining estimates, labor and supply problems or any other cause not fully under Landlord's control.

If the fire or other casualty is caused by an act or neglect of Tenant or guest of Tenant, or at the time of the fire or casualty Tenant is in default in any term of this Lease, then all repairs will be

**If no broker, insert "None."*

made at Tenant's expense and Tenant must pay the full rent with no adjustment. The cost of the repairs will be added rent.

If there is more than minor damage to the Unit by fire or other casualty, Landlord may cancel this Lease within 30 days after that fire or casualty by giving notice. The Lease will end 30 days after Landlord's cancellation notice to Tenant. Tenant must deliver the Unit to Landlord on or before the cancellation date in the notice and pay all rent due to the date of the fire or casualty. If the Lease is cancelled Landlord is not required to arrange for the repair of the Unit. The cancellation does not release Tenant of liability in connection with the fire or casualty. This Section, when permitted, is intended to replace the terms of applicable statutory law. Tenant has no right to cancel this Lease due to fire or casualty.

10. Liability

Landlord is not liable for loss, expense, or damage to any person or property, unless due to Landlord's negligence. Landlord is not liable to Tenant if anyone is not permitted or is refused entry into the Building.

Tenant must pay for damages suffered and money spent by Landlord relating to any claim arising from any act or neglect of Tenant. If an action is brought against Landlord arising from Tenant's act or neglect Tenant shall defend Landlord at Tenant's expense with an attorney of Landlord's choice.

Tenant is responsible for all acts of Tenant's family, employees, guests or invitees. Tenant must carry whatever property or liability insurance Landlord may require and will name Landlord as a party insured. The insurance shall be no less than a Tenant's Homeowners Insurance Policy in the minimum amount stated above. Tenant shall deliver a copy of the binder to Landlord prior to taking possession of the Unit.

11. Entry by Landlord

Landlord or parties authorized by Landlord may enter the Unit at reasonable hours to: repair, inspect, exterminate, install or work on systems and cause performance of other work that Landlord decides is necessary. At reasonable hours Landlord may show the Unit to possible buyers, lenders or tenants.

If Landlord enters the Unit, Landlord will try not to disturb Tenant. Landlord may cause to be kept in the Unit all equipment necessary to make repairs or alterations to the Unit or Building. Landlord is not responsible for disturbance or damage to Tenant because of work being performed on or equipment kept in the Unit. Landlord's or the Association's use of the Unit does not give Tenant a claim of eviction. Landlord or those authorized by Landlord may enter the Unit to get to any part of the Building.

Landlord has the right at any time to permit the following people into the Unit: (i) receiver, trustee, assignee for benefit of creditors; or (ii) sheriff, marshall or court officer; and (iii) any person from the fire, police, building, or sanitation departments or other state, city or federal government and (iv) the Association, Board of Managers and any other party permitted or authorized by the Declaration or Management Agreement covering the Unit or Condominium. Landlord has no responsibility for damage or loss as a result of those persons being in the Unit.

12. Construction or demolition

Construction or demolition may be performed in or near the Building. Even if it interferes with Tenant's ventilation, view or enjoyment of the Unit it shall not affect Tenant's obligations in this Lease.

13. Assignment and sublease.

Tenant must not assign this Lease or sublet all or part of the Unit or permit any other person to use the Unit. If Tenant does, Landlord has the right to cancel the Lease as stated in the Default section. Tenant must get Landlord's written permission each time Tenant wants to assign or sublet. Permission to assign or sublet is good only for that assignment or sublease. Tenant remains bound to the terms of this Lease after a permitted assignment or sublet even if Landlord accepts rent from the assignee or subtenant. The amount accepted will be credited toward rent due from Tenant. The assignee or subtenant does not become Landlord's tenant. Tenant is responsible for acts of any person in the Unit.

14. Tenant's certificate

Upon request by Landlord, Tenant shall sign a certificate stating the following: (1) This Lease is in full force and unchanged (or if changed, how it was changed); and (2) Landlord has fully performed all of the terms of this Lease and Tenant has no claim against Landlord; and (3) Tenant is fully performing all the terms of the Lease and will continue to do so; and (4) rent and added rent have been paid to date. The certificate will be addressed to the party Landlord chooses.

15. Condemnation

If all or a part of the Building or Unit is taken or condemned by a legal authority, Landlord may, on notice to Tenant, cancel the Term. If Landlord cancels, Tenant's rights shall end as of the date the authority takes title to the Unit or Building. The cancellation date must not be less than 30 days from the date of the Landlord's cancellation notice. On the cancellation date Tenant must deliver the Unit to Landlord together with all rent due to that date. The entire award for any taking including the portion for fixtures and equipment belongs to Landlord. Tenant gives Landlord any interest Tenant may have to any part of the award. Tenant shall make no claim for the value of the remaining part of the Term.

16. Tenant's duty to obey laws and regulations

Tenant must, at Tenant's expense, promptly comply with all laws, orders, rules, requests, and directions, of all governmental authorities, Landlord's insurers, Board of Fire Underwriters, or similar groups. Notices received by Tenant from any authority or group must be promptly delivered to Landlord. Tenant will not do anything which may increase Landlord's insurance premiums. If Tenant does, Tenant must pay the increase in premium as added rent.

17. Sale of Unit

If the Landlord wants to sell the Unit Landlord shall have the right to end this Lease by giving 30 days notice to Tenant. If Landlord gives Tenant that notice then the Lease will end and Tenant must leave the Unit at the end of the 30 days period in the notice.

18. No liability for property

Neither Landlord, the Association or Board of Managers is liable or responsible for (a) loss, theft, misappropriation or damage to the personal property, or (b) injury caused by the property or its use.

19. Playground, pool, parking and recreation areas

If there is a playground, pool, parking or recreation area, or other common areas, Landlord may give Tenant permission to use it. If Landlord gives permission, Tenant will use the area at Tenant's own risk and must pay all fees Landlord or the Association charges. Landlord is not required to give Tenant permission.

20. Terraces and balconies

The Unit may have a terrace or balcony. The terms of this Lease apply to the terrace or balcony as if part of the Unit. The Landlord may make special rules for the terrace and balcony. Landlord will notify Tenant of such rules.

Tenant must keep the terrace or balcony clean and free from snow, ice, leaves and garbage and keep all screens and drains in good repair. No cooking is allowed on the terrace or balcony. Tenant may not keep plants, or install a fence or any addition on the terrace or balcony. If Tenant does, Landlord has the right to remove and store them at Tenant's expense.

21. Correcting Tenant's defaults

If Tenant fails to correct a default after notice from Landlord, Landlord may correct it at Tenant's expense. Landlord's cost to correct the default shall be added rent.

22. Notices

Any bill, statement or notice must be in writing. If to Tenant, it must be delivered or mailed to the Tenant at the Unit. If to Landlord it must be mailed to Landlord's address. It will be considered delivered on the day mailed or if not mailed, when left at the proper address. A notice must be sent by certified mail. Landlord must notify Tenant if Landlord's address is changed. The signatures of all Tenants in the Unit are required on every notice by Tenant. Notice by Landlord to one named person shall be as though given to all those persons. Each party shall accept notices of the other.

23. Tenant's default

A. Landlord must give Tenant notice of default. The following are defaults and must be cured by Tenant within the time stated:

(1) Failure to pay rent or added rent on time, 3 days.

(2) Failure to move into the Unit within 15 days after the beginning date of the Term, 5 days.

(3) Issuance of a court order under which the Unit may be taken by another party, 5 days.

(4) Failure to perform any term in another lease between Landlord and Tenant (such as a garage lease), 5 days.

(5) Improper conduct by Tenant annoying other tenants, 3 days

(6) Failure to comply with any other term or Rule in the Lease, 5 days.

If Tenant fails to cure in the time stated, Landlord may cancel the Lease by giving Tenant a cancellation notice. The cancellation notice will state the date the Term will end which may be no less than 3 days after the date of the notice. On the cancellation date in the notice the Term of this lease shall end. Tenant must leave the Unit and give Landlord the keys on or before the cancellation date. Tenant continues to be responsible as stated in this Lease.

B. If Tenant's application for the Unit contains any misstatement of fact, Landlord may cancel this Lease. Cancellation shall be by cancellation notice as stated in Paragraph 23. A.

C. If (1) the Lease is cancelled; or (2) rent or added rent is not paid on time; or (3) Tenant vacates the Unit, Landlord may in addition to other remedies take any of the following steps: (a) Use dispossess, eviction or other lawsuit method to take back the Unit, (b) To the extent permitted by law, enter the Unit and remove Tenant and any person or property.

D. If this Lease is cancelled, or Landlord takes back the Unit, the following takes place:

(1) Rent and added rent for the unexpired Term becomes due and payable. Tenant must also pay Landlord's expenses as stated in Paragraph 23. D(3).

(2) Landlord may re-rent the Unit and anything in it. The re-renting may be for any Term. Landlord may charge any rent or no rent and give allowances to the new tenant. Landlord may, at Tenant's expense, do any work Landlord feels is needed to put the Unit in good repair and prepare it for renting. Tenant remains liable and is not released in any manner.

(3) Any rent received by Landlord for the re-renting shall be used first to pay Landlord's expenses and second to pay any amounts Tenant owes under this Lease. Landlord's expenses include the costs of getting possession and re-renting the Unit, including, but not only, reasonable legal fees, brokers fees, cleaning and repairing costs, decorating costs and advertising costs.

(4) From time to time Landlord may bring actions for damages. Delay or failure to bring an action shall not be a waiver of Landlord's rights. Tenant is not entitled to any excess of rents collected over the rent paid by Tenant to Landlord under this Lease.

(5) If Landlord re-rents the Unit combined with other space an adjustment will be made based on square footage. Money received by Landlord from the next tenant, other than the monthly rent, shall be considered as part of the rent paid to Landlord. Landlord is entitled to all of it.

Landlord has no duty to re-rent the Unit. If Landlord does re-rent, the fact that all or part of the next tenant's rent is not

collected does not affect Tenant's liability. Landlord has no duty to collect the next tenant's rent. Tenant must continue to pay rent, damages, losses and expenses without offset.

E. If Landlord takes possession of the Unit by Court order, or under the Lease, Tenant has no right to return to the Unit.

24. Jury Trial and counterclaims

Landlord and Tenant agree not to use their right to a Trial by Jury in any action or proceeding brought by either against the other, for any matter concerning this Lease or the Unit. The giving up of the right to a Jury Trial is a serious matter. There are rules of law that protect that right and limit the type of action in which a Jury Trial may be given up. Tenant gives up any right to bring a counterclaim or set-off in any action by Landlord against Tenant on any matter directly or indirectly related to this Lease.

25. Bankruptcy, insolvency

If (1) Tenant assigns property for the benefit of creditors, (2) Tenant files a voluntary petition or an involuntary petition is filed aganst Tenant under any bankruptcy or insolvency law, or (3) a trustee or receiver of Tenant or Tenant's property is appointed, Landlord may give Tenant 30 days notice of cancellation of the Term of this Lease. If any of the above is not fully dismissed within the 30 days, the Term shall end as of the date stated in the notice. Tenant must continue to pay rent, damages, losses and expenses without offset.

26. No Waiver

Landlord's failure to enforce, or insist that Tenant comply with a term in this Lease is not a waiver of Landlord's rights. Acceptance of rent by Landlord is not a waiver of Landlord's rights. The rights and remedies of Landlord are separate and in addition to each other. The choice of one does not prevent Landlord from using another.

27. Illegality

If a term in this Lease is illegal that term will no longer apply. The rest of this Lease remains in full force.

28. Representations, changes in Lease

Tenant has read this Lease. All promises made by the Landlord are in this Lease. There are no others. This Lease may be changed only by an agreement in writing signed by and delivered to each party.

29. Inability to perform

If due to labor trouble, government order, lack of supply, Tenant's act or neglect or any other cause not fully within the Association's reasonable control, the Association, or Board of Managers is delayed or unable to carry out any of their respective obligations, requirements, promises or agreements, if any, this Lease shall not be ended or Tenant's obligations affected in any manner.

30. Limit of recovery against Landlord

Tenant is limited to Landlord's interest in the Unit for payment of a judgment or other court remedy against Landlord.

31. End of Term

At the end of the Term, Tenant must: leave the Unit clean and in good condition, subject to ordinary wear and tear; remove all of Tenant's property and all Tenant's installations and decorations; repair all damages to the Unit and Building caused by moving; and restore the Unit to its condition at the beginning of the Term. If the last day of the Term is on a Saturday, Sunday or State or Federal holiday the term shall end on the prior business day.

32. Space "as is"

Tenant has inspected the Unit and Building. Tenant states that they are in good order and repair and takes the Unit as is. Sizes of rooms stated in brochures or plans of the Building or Unit are approximate and subject to change. This Lease is not affected or Landlord liable if the brochure or plans do not show obstructions or are incorrect in any manner.

33. Quiet enjoyment

Subject to the terms of this Lease, as long as Tenant is not in default Tenant may peaceably and quietly have, hold, and enjoy the Unit for the Term.

34. Landlord's consent

If Tenant requires Landlord's consent to any act and such consent is not given, Tenant's only right is to ask the Court to force Landlord to give consent. Tenant agrees not to make any claim against Landlord for money or subtract any sum from the rent because such consent was not given.

35. Lease binding on

This Lease is binding on Landlord and Tenant and their heirs, distributees, executors, administrators, successors and lawful assigns.

36. Landlord

Landlord means the owner of the Unit. Landlord's obligations end when Landlord's interest in the Unit is transferred. Any acts Landlord may do may be performed by Landlord's agents.

37. Broker

If the name of a Broker appears in the box at the top of the first page of this Lease, Tenant states that this is the only Broker that showed the Unit to Tenant. If a Broker's name does not appear Tenant states that no agent or broker showed Tenant the Unit. Tenant will pay Landlord any money Landlord may spend if either statement is incorrect.

38. Paragraph headings

The paragraph headings are for convenience only.

39. Rules

Tenant must comply with these Rules. Notice of new or changed Rules will be given to Tenant. Landlord, the Association or Board of Managers need not enforce Rules against other tenants. Landlord is not liable to Tenant if another tenant violates these Rules. Tenant receives no rights under these Rules:

(1) The comfort or rights of other tenants must not be interfered with. Annoying sounds, smells and lights are not allowed.

(2) No one is allowed on the roof. Nothing may be placed on or attached to fire escapes, sills, windows or exterior walls of the Unit or in the hallway or public areas. Clothes, linens or rugs may not be aired or dried from the Unit or on terraces.

(3) Tenant must give the Landlord keys to all locks. Locks may not be changed or additional locks installed without Landlord's consent. Doors must be locked at all times. Windows must be locked when Tenant is out. All keys must be returned to Landlord at the end of the Term.

(4) Floors of the Unit must be covered by carpets or rugs. Waterbeds or furniture containing liquid are not allowed in the Unit.

(5) Dogs, cats or other animals or pets are not allowed in the Unit or Building. Feeding of birds or animals from the Unit, terraces or public areas is not permitted.

(6) Garbage disposal rules must be followed. Wash lines, vents and plumbing fixtures must be used for their intended purpose.

(7) Laundry machines, if any, are used at Tenant's risk and cost. Instructions must be followed. Landlord may stop their use at any time.

(8) Moving furniture, fixtures or equipment must be scheduled with Landlord. Tenant must not send Landlord's employees on personal errands.

(9) Improperly parked cars may be removed without notice at Tenant's cost.

(10) Tenant must not allow the cleaning of the windows or other part of the Unit or Building from the outside.

(11) Tenant shall conserve energy.

(12) Tenant may not operate manual elevators. Smoking or carrying lighted pipes, cigarettes or cigars is not permitted in elevators. Messengers and trade people must only use service elevators and service entrances.

(13) The entrances, halls and stairways may only be used to go to or leave the Unit.

(14) Professional tenants must not allow patients to wait in public areas.

(15) Inflammable or dangerous things may not be kept or used in the Unit.

(16) No tour of the Unit or Building may be conducted. Auctions or tag sales are not permitted in Units.

(17) Bicycles, scooters, skate boards or skates may not be kept or used in lobbies, halls or stairways. Carriages and sleds may not be kept in lobbies, halls or stairways.

40. Appliances, etc., included in Lease

The Lease includes only personal property itemized on the annexed schedule called the Personal Property schedule.

41. Definitions

a) "Association" means the Unit Owners Association and/or any organization, whether or not incorporated, whose membership is essentially limited to owners of units in the Condominium or in condominiums located in the vicinity.

b) Words defined in applicable statutes have the meanings therein set forth.

c) "Condominium" — See Heading.

d) "Unit" — See Heading.

e) "Board of Managers" — group of persons selected, authorized and directed to manage and operate a condominium, as provided by the Condominium Act, and the Declaration.

f) "Building" — See Article 1.

g) "Common Charges"—each unit's share of the Common Expenses in accordance with its Common Interest in the Common Elements of the Condominium.

h) "Common Elements"—that which is described in the Declaration.

i) "Common Expenses"—the actual and estimated expenses of operating the Condominium and any reasonable reserve for such purposes, as found and determined by the Board of Managers plus all sums designated Common Expenses, including, but not limited to, real estate taxes, if applicable, by or pursuant to the Condominium Act, or the declaration.

j) "Common Interest"—the proportionate, undivided interest each Unit-owner has in the Common Elements.

k) "Unit-owner"—the person or persons owning 1 or more units in the Condominium in fee simple.

42. Increase in Common Charges and Real Estate Taxes

A. Tenant shall pay to Landlord, as added rent, all increases in Common Charges, Common Expenses and Association dues related to the Unit, which exceed those charges, expenses or dues payable on the date of this Lease.

B. Tenant shall pay to Landlord, as added rent, any increase in the Real Estate Taxes (including all equivalent, and/or use and/or supplemental taxes and taxes assessed against the Unit as a substitute for Real Estate Taxes) above the Real Estate Taxes assessed or imposed against the Unit (including but not limited to increases in assessed value or tax rate) for the fiscal tax year in effect on the commencement date of the Term of this Lease.

43. No Liability

A. Landlord, the Board of Managers, the Association and their respective agents, contractors and employees, shall not be liable for, injury to any person, or for property damage sustained by Tenant, its licensees, invitees, guests, contractors and agents, or by any other person for any reason except for negligence of Landlord, the Board of Managers or the Association.

B. Tenant agrees to protect, indemnify and save harmless Landlord, the Board of Managers and the Association from all losses, costs, or damages suffered by reason of any act or other occurrence which causes injury to any person or property and is related in any way to the use of the Unit.

44. Automobiles

The use or storage of Tenant's or any other person's automobile whether or not parked or being driven in or about the Building

parking area or garages, if any, shall at all times be at the sole risk of Tenant. Should any employee of the Condominium assist Tenant or take part in the parking, moving or handling of Tenant's or any other person's automobile or other property given to the custody of any employee for any reason whatsoever, that employee is considered the agent of Tenant or such other person and not of Landlord, the Condominium, the Board of Managers or the Association and none of them shall be liable to Tenant or to any other person for the acts or omission of any employee or for the loss of or damage to the automobile or any of its contents.

Any vehicle or personal property belonging to Tenant, which in the opinion of Landlord, the Association or Board of Managers is considered abandoned, shall be removed by Tenant within 1 day after delivery of written notice to Tenant. If Tenant does not remove it, Landlord or the Association may remove the property from the area at Tenant's cost.

45. Garage Space

If a garage space is included in this Lease the fee that Tenant must pay Landlord appears in the box at the top of the first page of this Lease. It is payable as added rent. The number of the garage space will also appear in the box. If a garage space number does not appear Tenant states that no garage space is leased to Tenant.

46. Voting

This Lease relates solely to the use and occupancy of the Unit and as specifically stated. This Lease does not include the transfer or exchange of any voting rights nor is it to be construed as reducing Landlord's sole right to vote without restriction, with respect to any matter related to the Unit.

47. No Affirmative Obligations of Landlord

Landlord is not obligated to provide or render any services whatsoever to the Tenant or perform any affirmative obligations under the terms of this Lease. Landlord is not liable for damages or otherwise in the event Tenant suffers them as a result of any act committed or omitted to be performed by the Association, Board of Managers, or any other party. Landlord shall not be liable to Tenant, its successors, assigns or subtenants with respect to any of the affirmative obligations to be performed by any third party including the Association or Board of Managers under the Declaration and Landlord is released from liability. Tenant must continue to pay all rent and added rent as required under the terms of this Lease in spite of any failure of performance. None of the terms of this Lease shall in any way be affected as a result of that failure. Landlord will use its reasonable efforts (provided at no expense to Landlord) in demanding the performance, by the party obligated, of its obligations under the applicable agreement including any obligation to provide services. Tenant agrees to indemnify and save Landlord harmless from and against any and all claims, liabilities or demands arising from the Declaration or other agreement related to any act, omission or negligence of Tenant.

Rider Additional terms on .... page(s) initialed at the end by the parties is attached and made a part of this Lease.

Signatures, effective date Landlord and Tenant have signed this Lease as of the above date. It is effective when Landlord delivers to Tenant a copy signed by all parties.

LANDLORD: ....

TENANT: DocuSigned by: Doug Smith 17325CE928684A1...

WITNESS ....

Oct 2, 2019 | 4:46:09 PM EDT

GUARANTY OF PAYMENT

Date of Guaranty ....

Guarantor and address ....

1. Reason for guaranty I know that the Landlord would not rent the Unit to the Tenant unless I guarantee Tenant's performance. I have also requested the Landlord to enter into the Lease with the Tenant. I have a substantial interest in making sure that the Landlord rents the Premises to the Tenant.

2. Guaranty I guaranty the full performance of the Lease by the Tenant. This Guaranty is absolute and without any condition. It includes, but is not limited to, the payment of rent and other money charges.

3. Changes in Lease have no effect This Guaranty will not be affected by any change in the Lease, whatsoever. This includes, but is not limited to, any extension of time or renewals. The Guaranty will bind me even if I am not a party to these changes.

4. Waive of Notice I do not have to be informed about any default by Tenant. I waive notice of nonpayment or other default.

5. Performance If the Tenant defaults, the Landlord may require me to perform without first demanding that the Tenant perform.

6. Waiver of jury trial I give up my right to trial by jury in any claim related to the Lease or this Guaranty.

7. Changes This Guaranty can be changed only by written agreement signed by all parties to the Lease and this Guaranty.

Signatures

WITNESS: ....

GUARANTOR: ....

Guarantor's address: ....

Rider to Lease dated October 2, 2019 between 26 WSN LLC (Landlord) and The Maven, Inc. (Tenant)

48. If there is any inconsistency between the provisions in this Rider and the provisions of the Lease, then the provisions of this Rider shall govern.

49. a) Notwithstanding anything set forth to the contrary in this Lease, simultaneously with the execution of this Lease, Tenant shall make a payment to the Landlord of first months' rent, in the amount of 10,000, payable to 26 WSN, LLC, together with a security deposit in the amount of $10,000 payable to 26 WSN, LLC. **Bank wire transfer confirmation required.**

b) Rent shall be paid by wire transfer to Landlord's Bank. Refer to wiring instructions on Exhibit I to the Lease.

50. Tenant warrants and represents to Landlord that Tenant has not dealt with any brokers in connection with the leasing of the Unit other than Torsten Krines of Sotheby's International (the, Broker). Tenant shall indemnify and hold Landlord harmless from and against any and all loss, cost, damages, liability, and claims for any brokerage commission, fee, or other payment arising out of any conversations or negotiations had by or on behalf of Tenant with any broker other than the Brokers mentioned above. Tenant shall pay any commission due to the Broker pursuant to a separate agreement between Tenant and the Broker.

51. In the event that Landlord does not receive from Tenants any amount of rent or added rent with ten (10) business days after such rent or added rent is due, then a late fee of $50 must be payable by Tenant to Landlord.

52. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, liability, damages, costs and expenses, including, but not limited to, reasonable legal fees and expenses, resulting from Tenant's use and occupancy of the Unit.

53. Utilities: Heat and Water are included in the rent. Tenant must pay for ConEdison (electricity) and Spectrum (cable and internet) used in the Unit. Tenant is responsible for setting up account under Tenant's name with Spectrum.

54. Notwithstanding anything contained in this Lease to the contrary, except for routine maintenance and repairs (for which Tenant shall be responsible at the Tenant's expense), as well as repairs and replacements due to Tenant's negligence, misuse or willfully wrongful acts (for which Tenant shall also be responsible at Tenant's expense), Tenant shall not be responsible for any replacements of any component of the heating, electrical or plumbing systems located in the Unit.

55. If Landlord incurs any cost or expenses in enforcing its rights or remedies under the Lease, then Tenant must reimburse Landlord for such costs and expenses, including but not limited to, reasonable legal fees and expenses, on demand.

56. Tenant shall look solely to Landlord's estate in the Unit for the satisfaction of any and all of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of the Landlord shall be subject to levy, execution, or other enforcement procedure for the satisfaction of any of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Unit.

57. Tenant shall not be permitted to make, without the prior written consent of the Landlord, any structural alterations to the Unit other than alterations which are repairs and restorations necessitated by the acts, omission or negligence of Tenant or any person claiming through or under Tenant or any of their servants, employees, contractors, agents, visitor or licensees.

58. So long as Tenant pays all base rent and added rent due hereunder and performs all of Tenant's other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Unit.

59. Supplementing Paragraph 22. Notices given pursuant to Paragraph 22 may also be given by "next day" courier service. Notices shall be deemed given as follows: (a) five (5) business days after mailing by certified mail; (b) when delivered by personal delivery if received on business day and before 5:00PM (and if not, on the next business day): and (c) the next business day after delivery to the courier service if sent by "next day" courier. Any notice sent to the Landlord shall also be sent to T E Millard, 3400 Carlisle St. Suite 550, Dallas, TX 75204.

60. Notice
Notwithstanding anything set forth to the contrary herein:

(a) Any notice, demands, request or other communications which Landlord or Tenant are required or desire to give to the other hereunder shall be in writing and shall be given by" (i) hand delivery, (ii) a widely recognized national overnight courier service (e.g. Federal Express, Airborne, UPS) for next business day priority delivery, or (iii) the United State Postal Service when sent registered or certified mail, return receipt requested, postage prepaid, and in each case addressed to each party at its address set forth below.

To Landlord:	26 WSN LLC 4334 Briar Creek Lane Dallas, TX 75214
With a copy to:	T E Millard 3400 Carlisle St. Suite 550 Dallas TX 75204
To Tenant:	The Maven, Inc. 26 Washington Square North, Apt. 5 New York, NY 10011
With a copy to:	The Maven Inc. – Doug Smith 1500 Fourth Avenue, Suite 200 Seattle, WA 98101

(b) Any notice given hereunder by delivery or overnight courier shall be deemed delivered when received or when receipt is refused as evidenced by the records of the courier service. Any properly addressed notice given herein by certified mail shall be deemed delivered when the return receipt thereof is signed, except that any notice which is correctly addressed, but which is returned by the postal service as undeliverable shall be deemed to have been received on the earliest date on which the postal service attempted delivery as indicated by postal service endorsement on the return receipt form.

(c) Either party, by notice to the other, may designate other addresses to which notices for the designating party shall be sent, but such shall only be deemed given upon receipt and shall be effective fifteen (15) days after receipt. Notices may be given by attorneys for either party on behalf of such party.

61. Insurance. Tenant must also carry at least $5,000,000.00 of general liability insurance coverage, the policy for which shall provide the Landlord shall be given at least thirty (30) days prior written notice (by certified mail, return receipt requested) of the cancelation of such insurance.

All of the insurance that Tenant is obligated to carry under the Lease shall be in place before the commencement of this Lease, and shall be in form and content and issued by insurance companies reasonably acceptable to the Landlord, and binding certificates evidencing such insurance shall be delivered to Landlord prior to the commencement of this Lease. All insurance policies required hereunder and binding certificates shall name 26 WSN LLC and Richard Saunders as additionally named insureds and any other person occupying the apartment at any given time.

62. Only James Heckman, Emilia Heckman, Sofia Heckman and Ross Levinsohn and direct family members are allowed to occupy the Unit.

63. The Unit comes fully furnished and Tenant will leave both the Unit and all of the furnishings, fixtures, appliances, and equipment in the Unit scheduled on the inventory attached hereto as Exhibit 2 in the same condition and state as existed on the date of Tenant's move-in. Refer to itemized list Exhibit 2. Tenant agrees to treat furniture with extra care. If Tenant carries out all of Tenant's obligations under this lease, and if the Unit and all of the furnishings, fixtures, appliances, and equipment in the Unit are returned to the Landlord at the expiration of the lease term in the same condition as when rented, ordinary wear and tear excepted, then Tenant's security deposit will be refunded within 14 business days of Tenant vacating the Unit, provided that Tenant gives Landlord a forwarding address in writing.

64. All keys need to be returned on move-out date or rent will be charged until keys are returned. Lost keys will be $200 fee

65. Fee: Tenant will pay a broker's fee ($12,000). payable to Sotheby's International Realty; **Bank wire transfer confirmation required.**

66. The term of this lease is for 1 (one) year. Lease starts on October 3, 2019. In the last 60 days of tenancy, tenant agrees to give permission to representatives of owner to show apartment to prospective new tenants between 9am and 5:30pm, as long as owner representative notifies tenant by email, call or text within 24 hours of showing. In the event Tenant wishes to extend the lease, Tenant must give Landlord 60 days' notice.

OPTION to RENEW. Landlord and Tenant agree to an extension term for an additional year commencing October 3, 2020 and ending on October 2, 2021 unless either party gives written notice that they wish to terminate the lease. The monthly rent payable by tenant during the extension term shall be $10,500.

67. Facsimile signatures shall be construed and considered original signatures for purposes of enforcement of this lease.

IN WITNESS WHEREOF, the parties have hereunto set their hand as of the day and year first above written.

Landlord:

26 WSN LLC

By: ______________________________
Name:
Title:

Tenant:

DocuSigned by:
Doug Smith
17325CE928604A1...
______________________________ Oct 2, 2019 | 4:46:09 PM EDT
The Maven, Inc.